Exhibit 99.B(d)(57)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Legal and General Investment Management America, Inc.

As of September 15, 2011, as amended March 30, 2012 and December 9, 2014

SEI INSTITUTIONAL INVESTMENTS TRUST

Long Duration Fund

Long Duration Corporate Bond Fund
Intermediate Duration Credit Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Legal and General Investment Management America, Inc.

As of September 15, 2011, as amended March 30, 2012 and December 9, 2014

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Long Duration Fund, Long Duration Corporate Bond Fund and Intermediate Duration Credit Fund

[REDACTED]

SEI Investments Management Corporation	Legal and General Investment Management America, Inc.

By:	By:

/s/ William T. Lawrence	/s/ Jeff Koch

Name:	Name:

William T. Lawrence	Jeff Koch

Title:	Title:

Vice President	Co-Head, U.S. Fixed Income